                                                                     Exhibit 3.1

                               State of Delaware
                        Office of the Secretary of State
                                                                          Page 1
                         ------------------------------


               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DYNACS INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.


               A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE, COUNTY RECORDER OF DEEDS.


                             [DELAWARE STATE SEAL]


               [SECRETARY OF STATE SEAL]     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


3097499 8100                                             AUTHENTICATION: 0109279

991508881                                                         DATE: 12-01-99

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/30/1999
                                                           991508881 - 3097499

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  DYNACS INC.

     Dynacs Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is Dynacs Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 1999.

B. This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of section 245 of the General Corporation Law of the State of Delaware and section 242.

C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

     The name of the corporation is Dynacs Inc. (the "Corporation").

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

                                   ARTICLE IV
                                AUTHORIZED STOCK

     The Corporation is authorized to issue two classes of stock, to be designated Common Stock and Preferred Stock. The total number of shares of stock which the Corporation has authority to issue shall be twenty million (20,000,000), of which fifteen million (15,000,000) shares shall be Common Stock having a par value of $0.01 per share and five million (5,000,000) shares shall be Preferred Stock having a par value of $0.01 per share.

     The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions, duly adopted by the Board of Directors, providing for such issue, the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares in any such series then outstanding.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

     (i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

     (ii) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

     (iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if such shares are redeemable, the price, terms and manner of such redemption;

     (iv) the special and relative rights and preferences, if any, and the amount or amounts per share which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

     (vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

     (viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

     (xi) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

                                   ARTICLE V
                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation; provided, that any by-laws made, altered or amended by the Board of Directors may be altered, amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

                                   ARTICLE VI
                         NUMBER OF DIRECTORS; ELECTION

     The number of directors which constitutes the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.

     Members of the Board of Directors may be elected either by written ballot or by voice vote.

                                  ARTICLE VII
             LOCATION OF STOCKHOLDER MEETINGS AND CORPORATE RECORDS

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any provisions contained in the DGCL, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.


                                  ARTICLE VIII
                              NO CUMULATIVE VOTING

     Holders of stock of any class or series of the Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                                   ARTICLE IX
                        PERSONAL LIABILITY OF DIRECTORS

     To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X
                  INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under section 145 of the DGCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of its Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

     The right of indemnification conferred in this Article X shall be a contract right and shall include the right of the Corporation's officers and directors to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding for which indemnification is permitted by Section 145 in advance of the final disposition thereof, provided that the payment of such expenses is permitted by, and otherwise made in accordance with, the provisions of the DGCL.

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Corporation's By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal of modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE XI
                          COMPROMISE AND ARRANGEMENTS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE XII
              AMENDMENT AND REPEAL OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on this 29th day of November, 1999, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the true act and deed of the undersigned and that the facts state in this Certificate are true.


                                             DYNACS INC.


                                             By: /s/ Gary A. Schonwald
                                                _______________________________
                                                 Gary A. Schonwald
                                                 Assistant Secretary